                              TELCO SYSTEMS, INC.

                         Subsidiaries of the Registrant




          NAME                               JURISDICTION INCORPORATED
     --------------                          -------------------------
Telco Security Corporation                           Massachusetts

Telco Systems, Ltd.                                  United Kingdom

Telco Systems Asia/Pacific                           Hong Kong

TSI Exports, Ltd.                                    Barbados

Telco Indemnity, Ltd.                                Bermuda




                                  Exhibit 22.1